Exhibit 10.4

REGIONAL MANAGEMENT CORP.

2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

(Executive Form)

THIS OTHER STOCK-BASED AWARD AGREEMENT FOR RESTRICTED SHARES, or RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page hereto (hereinafter called the “Date of Grant”), between Regional Management Corp., a Delaware corporation (hereinafter called the “Company”), and the individual set forth on the signature page hereto (hereinafter called the “Participant”), pursuant to the Regional Management Corp. 2011 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

1.	Grant of Award.

The Company hereby grants to the Participant an Other Stock-Based Award in the form of an Award of restricted Shares (the “Award”), subject to the terms and conditions of the Plan and this Agreement, for the number of Shares (the “Shares”) set forth on the signature page hereto, subject to adjustment as set forth in the Plan.

2.	Definitions.

Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.

(a) Cause. “Cause” shall mean “Cause” as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or, if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean (i) Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (ii) Participant’s continued failure to substantially perform his duties to the Company, (iii) Participant’s repeated dishonesty in the performance of his duties to the Company, (iv) Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year or (v) Participant’s material breach of any confidentiality, non-solicitation or non-competition covenant entered into between the Participant and the Company. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

(b) Good Reason. “Good Reason” shall mean “Good Reason” or such similar concept as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or, if no such agreement containing a definition of “Good Reason” is then in effect or if such term is not defined therein, “Good Reason” shall mean without the Participant’s consent, a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the applicable entity that is a member of the Company Group, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of any entity that is a member of the Company Group generally). Notwithstanding anything to the contrary, the Participant shall only have “Good Reason” to terminate Employment following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred. The determination of the existence of Good Reason shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

(c) Qualifying Termination. “Qualifying Termination” shall mean the termination of Employment (i) as a result of the Participant’s death or Disability, (ii) by the Company and its Affiliates without Cause, or (iii) by the Participant with Good Reason.

3.	Vesting; Forfeiture.

(a) Subject to the Participant’s continued Employment through the applicable vesting date, the Award shall vest at the time(s) set forth on the signature page hereto. The Committee has authority to determine whether and to what degree the Award shall be deemed vested.

(b) Notwithstanding Section 3(a) herein, (i) in the event of a termination of the Participant’s Employment by the Company and its Affiliates without Cause or by the Participant with Good Reason, during the six month period following a Change in Control, the Award shall, to the extent not then vested or previously forfeited or cancelled, become fully vested effective as of such termination date; and (ii) in the event that the Participant’s Employment with the Company is terminated due to a Qualifying Termination, then a pro-rata portion of the Award, determined as of the date of the Qualifying Termination in accordance with the provisions of this Section 3(b), shall be deemed vested. The pro-rata portion of the Award that shall be deemed vested shall be determined by multiplying the total number of the unvested Shares subject to vesting on the applicable vesting date, by a fraction, the numerator of which is the number of calendar days from the Date of Grant through the date of the Qualifying Termination, and the denominator of which is the total number of calendar days in the period commencing on the Date of Grant and ending on the applicable vesting date. The remaining unvested Shares subject to the Award shall be forfeited as of the date of the Qualifying Termination.

4.	Rights as a Stockholder; Settlement of Award.

(a) The Participant shall not have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to an Award unless and until certificates for such shares have been issued to him (or other written evidence of ownership in accordance with applicable laws, rules and regulations has been provided). A certificate or certificates for Shares subject to the Award (or other written evidence of ownership) shall be issued in the name of the Participant as soon as practicable after the Award has been granted. Notwithstanding the foregoing, the Committee may (i) require that the Participant deliver certificates (or other written evidence of ownership) for the Shares to the Committee or its designee to be held in escrow until the Award vests (in which case the Shares will be released to the Participant) or is forfeited (in which case the Shares will be returned to the Company without the payment of consideration therefor); and/or (ii) require that the Participant deliver to the Company a stock power or similar instrument, endorsed in blank, related to the Shares subject to the Award which are subject to forfeiture. Except as otherwise provided in the Plan or this Agreement, the Participant shall have all voting, dividend and other rights of a stockholder with respect to the Shares following issuance of the certificate or certificates (or other written evidence of ownership) for the Shares; provided, however, that if any dividends are declared and paid by the Company with respect to such Shares, such dividends shall be subject to the same vesting schedule, forfeiture terms and other restrictions as are applicable to the Shares upon which such dividends are paid.

(b) Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Shares shall be distributable upon vesting of the Award prior to the completion of any registration or qualification of the Award or the Shares under applicable federal, state or foreign securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(c) The Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him (subject to any Code Section 409A requirements), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. The Company may elect to recognize the Participant’s ownership through uncertificated book entry.

(d) The Award, if vested in accordance with the terms of this Agreement, shall be payable in whole Shares. The total number of Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share.

5.	No Right to Continued Employment; No Right to Further Awards.

The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the unvested portion of the Award shall terminate upon the Participant’s termination of Employment. The grant of the Award does not create any obligation to grant further awards.

6.	Legend on Certificates.

Unless the Company issues the Shares in uncertificated form, the certificates representing the Shares acquired upon vesting of the Award shall be subject to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7.	Transferability.

The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

8.	Withholding; Tax Consequences.

(a) The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any applicable withholding taxes in respect of the Award, its vesting or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability. Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value not in excess of the statutory minimum withholding liability. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Award.

(b) The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

9.	Compliance with Applicable Laws.

Upon the acquisition of any Shares pursuant to the vesting of the Award, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities or other laws or with the Plan or this Agreement. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended).

10.	Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.	Choice of Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws, and in accordance with applicable federal laws of the United States.

12.	Award Subject to Plan.

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Award is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail, unless the Committee determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

13.	Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.	Amendment; Waiver; Superseding Effect.

This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.

15.	Recoupment and Forfeiture.

As a condition to receiving this Award, the Participant agrees that he shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to the Participant under applicable laws, rules or regulations.

[Signature Page to Follow]

SIGNATURE PAGE TO RESTRICTED STOCK AWARD AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Date of Grant specified below.

Date of Grant:

Shares Subject to Award:

Vesting Date:

Participant:

Printed Name:

Regional Management Corp.

By:
Its:

Printed Name: